Exhibit 21
Subsidiaries of the Registrant

Listed below are subsidiaries of Tennant Company as of December 31, 2024

Subsidiary	Jurisdiction of Organization
Anhui Rongen Environmental Protection Technology Co., Ltd.	People’s Republic of China
Applied Kehrmaschinen GmbH	Federal Republic of Germany
CT Corporation Ltd.	People’s Republic of China
Foma Norge AS	Kingdom of Norway
Hefei Gaomei Cleaning Machines Co., Ltd.	People’s Republic of China
Hofmans Machinefabriek en Constructiebedrijf B.V.	Netherlands
IP Cleaning India Pvt. Ltd.	Republic of India
IP Cleaning S.r.l.	Italian Republic
IPC Eagle Corporation	Minnesota
IPC Industria e Comercio Ltda.	Federative Republic of Brazil
IPC Tools S.p.A.	Italian Republic
IRC Refurbishment & Recycle Center SRL	Romania
M&F Management & Financing GmbH	Austria
Sociedade Alfa Ltda.	Federative Republic of Brazil
TCS EMEA GmbH	Austria
TCS Ceska Republika s.r.o.	Czech Republic
TCS Middle East DMCC	United Arab Emirates
TCS Slovenská Republika, s.r.o.	Slovak Republic
Tennant Asia Pacific Holdings Pte Ltd.	Republic of Singapore
Tennant Australia Pty Limited	Australia
Tennant Cleaning Solutions Ireland Limited	Ireland
Tennant Cleaning Systems and Equipment (Shanghai) Co., Ltd.	People’s Republic of China
Tennant Company Far East Headquarters Pte Ltd.	Republic of Singapore
Tennant Company (Thailand) Ltd.	Thailand
Tennant Company Japan, Ltd.	Japan
Tennant Europe B.V.	Netherlands
Tennant Europe N.V.	Belgium
Tennant GmbH & Co. KG	Federal Republic of Germany
Tennant Holding B.V.	Netherlands
Tennant International Holding B.V.	Netherlands
Tennant Magyarország Korlátolt Felelősségű Társaság	Hungary
Tennant NL B.V.	Netherlands
Tennant N.V.	Netherlands
Tennant Netherland Holding B.V.	Netherlands
Tennant New Zealand Ltd.	New Zealand
Tennant Portugal E. de L., S.U., L. da	Portuguese Republic
Tennant S.A.	French Republic
Tennant SA Holdings LLC	Minnesota

Exhibit 21

Tennant Sales & Service Canada ULC	British Columbia, Canada
Tennant Sales and Service Company	Minnesota
Tennant Sales and Service Spain, S.A.	Kingdom of Spain
Tennant Scotland Limited	United Kingdom
Tennant Sverige AB	Kingdom of Sweden
Tennant UK Cleaning Solutions Ltd.	United Kingdom
Tennant Ventas & Servicios de Mexico	United Mexican States
Tennant Verwaltungs-gesellschaft GmbH	Federal Republic of Germany
TenRom Cleaning Solutions Srl	Romania
Vaclensa Ltd.	United Kingdom

Joint Ventures
I-Team North America B.V.	Netherlands